Exhibit 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces First Quarter Diluted Net Income of $0.07 per Unit; Declares a $0.07 per Unit Cash Distribution

New York, NY, April 22, 2009 – AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended March 31, 2009.

AllianceBernstein Holding (The Publicly Traded Partnership):

•	Diluted net income per Unit for the quarter ended March 31, 2009 was $0.07, a decrease of 92% from $0.83 for the same period in 2008.

•
Distribution per Unit for the first quarter of 2009 will be $0.07, a decrease of 92% from $0.83 for the same period in 2008.  The distribution is payable on May 14, 2009 to holders of record of AllianceBernstein Holding Units at the close of business on May 4, 2009.

AllianceBernstein (The Operating Partnership):

•	Assets Under Management (AUM) at March 31, 2009 were $411 billion, a 44% decrease from a year ago, due to net outflows and substantial market depreciation.

•
Net outflows for the three months ended March 31, 2009 were $20 billion, consisting of Institutional Investments net outflows of $13 billion, Retail net outflows of $4 billion and Private Client net outflows of $3 billion.

•
Net outflows for the twelve months ended March 31, 2009 were $63 billion, consisting of Institutional Investments net outflows of $31 billion, Retail net outflows of $24 billion and Private Client net outflows of $8 billion.

“Despite a rally in March, returns in the first quarter of 2009 were negative across most global equity markets, while fixed income returns were generally neutral. Although still negative on an absolute basis, a large percentage of our investment services, especially growth equity and fixed income, provided solid relative performance for our clients when compared to benchmarks and peer averages, as investors began to increase their appetite for risk, albeit modestly,” said Peter S. Kraus, Chairman and Chief Executive Officer.

“Assets under management declined by $51 billion, or 11%, sequentially, with negative investment returns accounting for $31 billion, or 61% of the decrease.  Total net outflows slowed modestly from $23 billion to $20 billion, as lower Retail net outflows were partially offset by slightly higher Institutional Investments net outflows.  With institutional search activity remaining tepid, our pipeline of won but unfunded Institutional Investments mandates declined to $4 billion from $8 billion at the end of 2008.

“We began 2009 with client assets under management 42% lower than at the beginning of 2008.  Year-over-year revenues for the first quarter also declined 42%, or $431 million, due primarily to lower advisory fees and asset-based distribution revenues.  During the quarter, we recorded losses of $28 million on investments related to employee deferred compensation, a decrease of $30 million versus last year’s first quarter, due to lower 2009 deferred compensation balances.

“Operating expenses declined 26% compared to the prior-year quarter.  Employee compensation and benefits declined $120 million, or 28%, the result of lower incentive compensation and commissions.  Promotion and servicing expenses declined by $62 million, or 39%, due primarily to lower asset-based distribution plan payments as well as lower travel, printing and mailing costs.

“We reduced headcount by 236 in the first quarter to 4,761 and identified an additional 75 staff members whom we expect will depart during the second quarter, resulting in a $21 million severance charge.  This action, as well as the reduction in force that occurred in the fourth quarter of 2008, is expected to lower annual expenses by approximately $100 million.  Although we consider our workforce reduction efforts essentially complete, worsening economic and capital markets conditions may require us to consider additional measures.

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“With sharply reduced revenue only partially offset by expense reductions, our financial results suffered in the first quarter of 2009.  Net income for the operating partnership fell 85% while operating margin declined to 6.5%. Diluted net income and distributions per Unit for the publicly traded partnership fell 92% to $0.07, a greater decline than at the operating partnership level due to its tax structure.

“While March provided some indication that capital markets have begun to stabilize, it is far from clear they have reached an inflection point and market volatility will likely remain high for some time. When a sustained market recovery occurs, the potential for outsized investment returns that has been building should begin to be realized.  We anticipate investors will then return to the capital markets, funding new mandates with assets that have been ‘on the sidelines’ for many months now.  We believe our lower expense base can support substantial future growth of client assets under management, providing strong positive operating and financial leverage,” concluded Mr. Kraus.

FIRST QUARTER 2009 RESULTS CONFERENCE CALL INFORMATION
APRIL 22, 2009 AT 5:00 P.M. (Eastern Daylight Time)

AllianceBernstein’s management will review first quarter 2009 financial and operating results on Wednesday, April 22, 2009, during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, Gerald M. Lieberman, President and Chief Operating Officer and Robert H. Joseph, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m.(EDT) scheduled start time. The conference ID# is 94442874.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of first quarter 2009 financial results on April 22, 2009.

A replay of the webcast will be made available beginning at approximately 7:00 p.m. (EDT) on April 22, 2009 and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available via webcast for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 94442874.

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About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At March 31, 2009, AllianceBernstein Holding L.P. owned approximately 34.3% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 64.3% economic interest in AllianceBernstein.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A and “Cautions Regarding Forward-Looking Statements” in Item 7 of our Form 10-K for the year ended December 31, 2008. Any or all of the forward-looking statements that we make in this news release, Form 10-K, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect our revenues, financial condition, results of operations and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our backlog of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times we currently anticipate.

•
Our expectation that, when a sustained market recovery occurs, the potential for outsized investment returns that has been building should begin to be realized:  Historical performance is not necessarily indicative of future results or market movements.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.

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ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
MARCH 31, 2009
(unaudited, $ thousands)

	Three Months Ended
	3/31/09	3/31/08
Revenues:
Investment Advisory & Services Fees	$444,962	$817,231
Distribution Revenues	58,076	109,302
Institutional Research Services	105,642	118,286
Dividend and Interest Income	7,801	30,992
Investment Gains (Losses)	(41,237)	(64,230)
Other Revenues	24,072	30,780
Total Revenues	599,316	1,042,361
Less: Interest Expense	1,752	13,339
Net Revenues	597,564	1,029,022

Expenses:
Employee Compensation & Benefits	313,803	433,672
Promotion & Servicing	96,541	158,466
General & Administrative	147,287	154,943
Interest on Borrowings	964	6,565
Amortization of Intangible Assets	5,179	5,179
	563,774	758,825

Operating Income	33,790	270,197
Non-Operating Income	6,285	4,752

Income Before Income Taxes	40,075	274,949
Income Taxes	8,564	30,045

Net Income Before Attribution to Non-Controlling Interests	31,511	244,904
Net Loss Attributable to Non-Controlling Interests	5,340	2,539

Net Income Attributable to AllianceBernstein	$36,851	$247,443

Operating Income Margin(1)	6.5%	26.5%
(1) "Operating Margin" = (Operating Income + Net Loss Attributable to Non-Controlling Interests)/Net Revenues

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ALLIANCEBERNSTEIN L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended
	3/31/09	3/31/08

Equity in Net Income Attributable to AllianceBernstein	$12,612	$81,997

Income Taxes	5,877	9,561

NET INCOME	6,735	72,436

Additional Equity in Net Income Attributable to AllianceBernstein(1)	-	170

NET INCOME - Diluted (2)	$6,735	$72,606

DILUTED NET INCOME PER UNIT	$0.07	$0.83

DISTRIBUTION PER UNIT	$0.07	$0.83

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) For calculation of Diluted Net Income per Unit.

ALLIANCEBERNSTEIN L.P.
 AND ALLIANCEBERNSTEIN HOLDING L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
MARCH 31, 2009

		Weighted Average Units
		Three Months Ended
	Period End
	Units	Basic	Diluted

AllianceBernstein L.P.	265,350,019	264,931,940	264,931,940

AllianceBernstein Holding	91,956,176	91,538,097	91,538,097

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED MARCH 31, 2009
($ billions)

	Institutional
	Investments	Retail	Private Client	Total

Beginning of Period	$291.4	$101.6	$69.0	$462.0

Sales/New accounts	5.3	4.8	1.7	11.8
Redemptions/Terminations	(15.4)	(8.1)	(3.0)	(26.5)
Cash flow	(3.3)	-	(1.9)	(5.2)
Unreinvested dividends	-	(0.2)	(0.1)	(0.3)
Net outflows	(13.4)	(3.5)	(3.3)	(20.2)

Transfers(1)	0.2	-	(0.2)	-

Market depreciation	(20.4)	(7.2)	(3.5)	(31.1)

End of Period	$257.8	$90.9	$62.0	$410.7

(1) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT MARCH 31, 2009
($ billions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$128.2	$68.3	$60.4	$256.9
Non-U.S. Clients	129.6	22.6	1.6	153.8
Total	$257.8	$90.9	$62.0	$410.7

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT MARCH 31, 2009
($ billions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Value
U.S.	$17.4	$9.2	$10.8	$37.4
Global & International	69.5	21.7	8.9	100.1
	86.9	30.9	19.7	137.5
Growth
U.S.	14.4	7.7	7.7	29.8
Global & International	30.9	10.4	4.9	46.2
	45.3	18.1	12.6	76.0

Total Equity	132.2	49.0	32.3	213.5

Fixed Income:
U.S.	66.4	9.6	29.2	105.2
Global & International	47.6	19.6	0.4	67.6
	114.0	29.2	29.6	172.8

Other(1)
U.S.	6.4	11.3	-	17.7
Global & International	5.2	1.4	0.1	6.7
	11.6	12.7	0.1	24.4

Total:
U.S.	104.6	37.8	47.7	190.1
Global & International	153.2	53.1	14.3	220.6
	$257.8	$90.9	$62.0	$410.7

(1) Includes Index, Structured and Asset Allocation services.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ billions)

	Three Month Period		Twelve Month Period
	3/31/09	3/31/08	3/31/09	3/31/08

Ending Assets Under Management	$410.7	$735.3	$410.7	$735.3

Average Assets Under Management	$423.9	$758.4	$583.2	$781.6

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